Exhibit 10.3

When recorded, return to:

Jodi Henderson
Titan Iron Ore Corp.
Suite110, 3040 N. Campbell Avenue
Tucson, Arizona 85719

PURCHASE MONEY MORTGAGE

This Purchase Money Mortgage with Power of Sale and Right of Entry and Possession is dated effective March 30, 2012, and is given by Titan Iron Ore Corp., a Nevada corporation (“Titan”) to secure the payment of its Promissory Note in the amount of $6,855,000.00 (the “Note”) payable to Wyomex Limited Liability Company, dba Wyomex LLC, a Wyoming limited liability company (“Wyomex”).  The property pledged is located in Albany County, Wyoming, and is described as follows:

Strong Creek Mining Claims located in Twp. 19, Rge 72
W., 6th Principal Meridian:

BLM No.	Name	Subdivision

WMC 127756	VAN 1	SW1/4 Sec. 24
WMC 127757	VAN 2	SW1/4 Sec. 24
WMC 127758	VAN 3	SW1/4 Sec. 24
WMC 127759	VAN 4	SW1/4 Sec. 24
WMC 127760	VAN 5	SW1/4 Sec. 24
WMC 127761	VAN 6	SW1/4 Sec. 24
WMC 127762	VAN 7	SW1/4 Sec. 24
WMC 127763	VAN 8	SW1/4 Sec. 24
WMC 127764	VAN 9	SW1/4 Sec. 24
WMC 127765	VAN 10	SW1/4 Sec. 24
WMC 127766	VAN 11	SW1/4 Sec. 24
WMC 127767	VAN 12	SW1/4 Sec. 24
WMC 127744	TI 15	NW1/4 Sec. 14
WMC 127745	TI 16	NE1/4 Sec. 14
WMC 268116	VAN 13	SE1/4 Sec. 24 & NE1/4 Sec. 25
WMC 268117	VAN 14	SE1/4 Sec. 24 & NE1/4 Sec. 25
WMC268118	VAN 15	NE1/4 Sec. 24 & SE1/4 Sec. 25
WMC 268119	VAN 16	NE1/4 Sec. 24 & SE1/4 Sec. 25
WMC268120	VAN 17	NE1/4 Sec. 23 & NW1/4 Sec. 24
WMC 268121	VAN 18	NW1/4 Sec. 24
WMC 268122	VAN 19	NW1/4 Sec. 24
WMC 268123	VAN 20	NW1/4 Sec. 24
WMC 268124	VAN 21	NW1/4 Sec. 24 & NE1/4 Sec. 24
WMC 268125	VAN 22	NE1/4 Sec. 24
WMC 268126	VAN 23	NE1/4 Sec. 24
WMC 268127	VAN 24	NE1/4 Sec. 24

-and-

A Leasehold Interest evidenced by that certain Mineral Lease Agreement dated November 12, 2008, by and between Wyomex LLC, a Wyoming limited liability company, and Chugwater Iron Company, a Wyoming corporation (the “Mineral Lease Agreement”), relating to surface and mineral rights to the Southeast Quarter of Section 22, Township 19 North, Range 71 West, 6th Principal Meridian, Albany County, Wyoming.  The Mineral Lease Agreement was modified and extended by an Extension Agreement by the parties thereto dated effective February 1, 2012.

TOGETHER with all the improvements erected on the property, and all easements, rights, appurtenances, rents, royalties, mineral, oil and gas rights and profits, water, water rights, and all fixtures on or hereafter attached to the property, all of which, including replacements and additions thereto, shall be deemed to be and remain a part of the property covered by this Mortgage; and all of the foregoing, together with said property, are herein referred to as the “Property.”

COVENANTS.       Titan covenants and agrees as follows:

1.           Payment of Principal and Interest.  Titan shall promptly pay when due the required payments on the indebtedness as evidenced by the Note and payments required by the Mineral Lease Agreement (the “Obligations”).

2.           Application of Payments.  Unless applicable law provides otherwise, all payments received by Wyomex under the Note shall be applied by Wyomex to the indebtedness payable on the Note.

3.           Charges; Liens.  Titan shall pay, when due, all taxes, assessments, liens and other charges, fines and impositions attributable to the Property which may attain a priority over this Mortgage.

4.           Preservation and Maintenance of Property.  Titan shall keep the Property in good repair and shall not commit waste or permit impairment or deterioration of the Property.

5.           Due on Sale; Transfer of the Property; Assumption.  If all or any part of the Property or an interest therein is sold or transferred by Titan in violation of the terms of the Asset Purchase Agreement between Titan and Wyomex dated effective March 30, 2012 (“Asset Purchase Agreement”), Wyomex may, at its option, declare all the sums secured by this Mortgage to be immediately due and payable.

6.           Inspection.  Wyomex or its agent may make reasonable entries upon and inspections of the Property.

7.           Forbearance by Wyomex Not a Waiver.  Any forbearance by Wyomex in exercising any right or remedy hereunder, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any such right or remedy including Wyomex’ right to accelerate the maturity of the indebtedness secured by this Mortgage.

8.           Remedies Cumulative.  All remedies provided in this Mortgage are distinct and cumulative to any other right or remedy under this Mortgage or afforded by law or equity, and may be exercised concurrently, independently or successively.

EVENTS OF DEFAULT.  Each of the following shall constitute an event of default (“Event of Default”):

(a)           All or part of the Property pledged is attached, levied upon, or otherwise seized by legal process, and such attachment, levy or seizure is not quashed, stayed or released within thirty (30) days of the date thereof.

(b)           The occurrence of any transfer (which is defined as sale, grant, conveyance, assignment, encumbrance, pledge, hypothecation or transfer of the pledged Property or any interest therein) in violation of the terms of the Asset Purchase Agreement.

(c)           The occurrence of any default by Titan of any of its Obligations.

ACCELERATION UPON DEFAULT.  Upon the occurrence of an Event of Default of payment of the Obligations or any other obligation or payment under the Asset Purchase Agreement, then Wyomex may, at its option, declare all or any part of the Obligations immediately due and payable without any presentment, demand, protest or notice of any kind except as provided in the Note or Asset Purchase Agreement. In such event, Wyomex may proceed, pursuant to law, to foreclose on the Property, with the power of sale by advertisement or otherwise as required by law.

ATTORNEY FEES.  If any or all of the Obligations are not paid when due, or if an Event of Default occurs, Titan agrees to pay all costs of enforcement and collection and preparation therefore (including, without limitation, reasonable attorneys’ fees) whether or not any action or proceeding is brought (including, without limitation, all such costs incurred in connection with any bankruptcy, receivership or other court proceedings (whether at the trial or appellate level), together with interest therein from the date of demand at any rate set forth in the Asset Purchase Agreement.

GOVERNING LAW.  This Purchase Money Mortgage shall be governed by and construed in accordance with the laws of the State of Wyoming, without giving effect to conflict of laws principles.

IN WITNESS WHEREOF, the parties have executed this Purchase Money Mortgage to be effective as of the day and year first above written.

TITAN IRON ORE CORP., a Nevada
corporation

By
Andrew Brodkey, President and CEO

STATE OF NEVADA                          )
)           ss:
COUNTY OF ___________              )

The foregoing instrument was acknowledged before me this _____ day of March, 2012, by Andrew Brodkey, the President and CEO of Titan Iron Ore Corp., a Nevada corporation, on behalf of the company.

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My Commission Expires:                                                                Notary Public
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